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                                                                   EXHIBIT 10.24

                               FRAMEWORK AGREEMENT

                           ON THE ONGOING PURCHASE OF
                                   RECEIVABLES

                                     between

                            HAYES LEMMERZ WERKE GMBH
                                 Ladestra(Beta)e
                               53639 Konigswinter

             - hereinafter referred to as the "Connection Client" -

                                       and

                      MHB FINANCIAL SERVICES GMBH & CO. KG
                              Hauptstra(Beta)e 332
                                 65760 Eschborn

                    - hereinafter referred to as "MHB FS" -.

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                        SECTION 1 PURCHASE OF RECEIVABLES

1. During the term of this contact the Connection Client offers MHB FS for purchase - under consideration of paragraphs 4, 5 and 6 - currently existing or newly arising receivables originating from selling goods and/or providing services against customers. The receivables earmarked for sale are identified in the receivables inventory lists to be transmitted monthly by the Connection Client to MHB FS. MHB FS categorizes each customer and communicates this to the Connection Client. The maximum purchase volume per customer or customer group shall be based on such categorization.

2. Current receivables are those existing on the date prior to the first purchase by MHB FS (including value added tax).

3. MHB FS buys from the Connection Client the receivables or parts of those identified in the receivables inventory lists, determined by MHB FS in continuous purchase lists and communicated to the Connection Client. Each one of the receivable purchases is agreed upon in separate receivables purchase agreements on the basis of this Framework Agreement.

4. Receivables, for which the Connection Client has agreed with his customer on a term of payment of more than 120 days from the invoice date (under consideration of paragraph 5) and receivables, with which the limit established by MHB FS is exceeded and receivables, whose ability to be assigned is excluded by agreement with the debtor or depends on his consent or for which exists a prohibition of assignation, on which Section 354a of the Commercial Code is not applicable, are not bought by MHB FS as well as receivables against debtors who did not fulfill their payment obligations in the past. The limit established for each client can be modified by MHB FS during the validity of this agreement.

5. Upon the Connection Client's justified request a prorogation of the payment goal up to maximum 30 days can be granted in individual cases.

6. If there are reasons, in the opinion of MHB FS, that question the enforceability of the Connection Client's receivables bought against a customer, or if the volume of purchased receivables against a customer, which MHB FS considers acceptable regarding creditworthiness, has been reached, then MHB FS can exclude any further purchases of receivables against this customer for the future.

7. The Connection Client will assist MHB FS in obtaining documents required for judging the creditworthiness of the customers.

                         SECTION 2 PROOF OF RECEIVABLES

1. Furthermore, the Connection Client will prove to MHB FS at the time of purchase and beyond once a month - first on 12.10.2005, afterwards on the 30th of the following


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     months (= invoice period) - the total inventory of the receivables against customers according to the customer list, by means of receivables inventory lists.

2. The receivables inventory lists will be made available by the Connection Client in electronic data processing format. The Connection Client will provide the receivables inventory lists with the following data: customer's corporate designation, date of invoice, invoice number, amount (gross) of invoice, due date.

3. Furthermore, the Connection Client will furnish proof for each cutoff date indicated by MHB FS, as long as this is required for determination of their inventory of receivables.

4. The Connection Client will provide a copy of the invoice for all receivables sold and hold them for MHB FS as trustee. MHB FS has the right to request the delivery of the copies of the invoices at any time.

                            SECTION 3 PURCHASE PRICE

1. MHB FS owes the Connection Client at the time of each purchase of a receivable a purchase price in the amount of the payment claim indicated in each invoice; the Connection Client owes MHB FS a discount on the purchase price, the amount and maturity of which will be agreed upon separately by the parties. The fees for services for MHB FS will be invoiced, if required by tax regulations, plus value added tax. This may also apply to the discount on the purchase price in some cases.

2.   The discount is payable monthly in advance.

3. The proceeds from the collections received by the Connection Client are treated as payments by MHB FS of the purchase price debt towed by MHB FS, according to paragraph 1 for new receivables and are continually accounted accordingly.

4. If, due to the Connection Client's only monthly billing a prompt payment of the purchase price by MHB FS is not possible, the Connection Client has no claim for delay.

5. The purchase price must be used as a priority for paying the Connection Client's turnover tax obligations and claims of preliminary suppliers.

                      SECTION 4 SETTLEMENT OF TRANSACTIONS

1. The Connection Client hereby assigns to MHB FS all his present and future receivables against customers, who are listed in receivables inventory lists according to Section 1 paragraph 1 of this agreement or will be listed, under the condition, that a purchase of these receivables is effected by conclusion of receivables purchase agreements or changed agreements by MHB FS. Receivables cancelled by


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     payments will be immediately replaced by other, not yet assigned receivables of the Connection Client against one or more customers defined in the customer list. The substitution will be documented in the next following assignation list. MHB FS accepts the assignation.

2. If an account receivable is only purchased partially, then, the part bought by MHB FS has priority over the part not purchased.

3. If a prohibition of cession is in force for an account receivable, this passes over to MHB FS, in case of lifting of the prohibition which may be caused by either party.

4. Receivables for which the assignment to MHB FS is not yet effective due to advance assignment of the Connection Client to his supplier shall pass over to MHB FS at the time of satisfaction of suppliers or his waiving the security.

5. The Connection Client hereby surrenders his turnover tax compensation claims relating to the purchased receivables. The assignment of turnover tax compensation claims will be effective when generating the claim for uncollectibility of the purchased receivables. The Connection Client obliges himself to execute the assignment of turnover tax compensation claims upon first request of MHB FS in a formal manner recognized by MHB FS.

6. Furthermore, MHB FS has the right to charge amounts from collected turnover tax compensation claims from receivables sold to MHB FS, against the amounts owed by MHB FS from this agreement or the receivables purchase agreements.

7. If there is an authentic or inauthentic checking account relationship between the Connection Client and the customers or if one is established later, then the Connection Client additionally transfers to MHB FS the receivables from balances drawn or to be drawn in the future, the right to determine present balances as well as the right to rescind the checking account relationship.

8. The Connection Client is obliged to rescind an existing checking account relationship upon request of MHB FS.

                              SECTION 5 DEL CREDERE

1. MHB FS carries the risk of insolvency of the customers under consideration of paragraph 2.

2. The Connection Client is liable for the cancellation of receivables bought by MHB FS, caused by the insolvency of one or more customers, but up to a maximum of 5% of the total of the receivables bought by MHB FS in the del credere case, in the amount of their value indicated in the invoices against the customers, minus the result from granted securities (see
     Section 6 paragraph 3), especially the contracted credit insurance. Basis for dimensioning the amount of each one of the liabilities is the total volume of


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     receivables of the last purchase list prior to the time of the del credere case, according to Section 1 paragraph 3 of this agreement.

3. Inability to pay is present at insolvency, compulsory enforcement or real provable inability to pay of one or more customers and resulting uncollectibility of the receivables.

4. An inability to pay is not assumed if the customer substantiates his obligation to pay until the specified deadline and conclusively defrays and denies payment partially or totally because of this reason.

                              SECTION 6 SECURITIES

1. The Connection Client hereby transfers to MHB FS all secondary rights to the purchased receivables and securities liable for these, such as, e. g. claims from guarantees, letters of credit, assumption of debt etc., as well as his claims from a credit insurance contracted for receivables bought by him, if any. These securities and rights pass on to MHB FS in each case at the time when the purchase of the receivables becomes effective, at the latest, when the Connection Client acquires them.

2. If special or additional statements and actions are required for the transfer of the securities and rights named under paragraph 1, the Connection Client obliges himself to deliver them or act upon them upon the request of MHB FS.

3. The Connection Client obliges himself towards MHB FS at their first request, to secure his del credere obligation by ordering these acceptable securities, according to Section 5 paragraph 2. MHB FS can request this if the Connection Client does not comply with his obligations on the basis of the agreements entered into by this contract or if reasons are noticeable that cast doubts on the fulfillment of this obligation for economic or other reasons.

4. The securities and rights transferred to MHB FS serve to secure all their receivables bought from the Connection Client.

                            SECTION 7 TRUTH GUARANTEE

1.   The Connection Client guarantees MHB FS that:

     1.1. the receivables bought by MHB FS exist at present and in the future, that their transfer is not excluded or linked to the consent of the customers, and that the transfer is effective and especially that any legal or other regulations, also formal regulations, are fulfilled for the legally effective transfer of the receivables.

     1.2. the receivables bought by MHB FS are legally enforceable, also against foreign debtors and in relation to any transfer risks.


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     1.3. no deductions are executed by the customers (e. g. discounts, reductions, bonuses, postage expenses).

     1.4. that the services upon which the receivables are based and other obligations connected therewith against customers or clients were rendered according to the contract, that the customers do not justifiably request diminution, rectification of defects or indemnity nor declare rescission or make valid a right of retention.

     1.5. the receivables bought by MHB FS are not linked to other objections or exceptions, e. g. the exception of fulfillment by offset.

     1.6. the receivables bought by MHB FS are not charged with rights of third parties.

2. If the customer is not totally or partially obliged to payment, MHB FS can, with immediate effects, request the restoration of absence of defects (rectification of defects), request reduction of the purchase price of the account receivable, declare rescission from the purchase of the receivable and additionally claim indemnity.

3. If the Connection Client doubts the relevancy of the objections or exceptions by the customer against the Connection Client according to paragraph 1, numerals 1.3 and 1.4, his obligation of paragraph 2 only expires if he has proven to MHB FS the customer's obligation to pay.

4. The Connection Client's liability for the legal existence of the guaranteed rights is independent of indebtedness (encumbrance), especially if MHB FS knew or should have known about possible legal deficiencies at the time of purchase

              SECTION 8 OBLIGATION OF INFORMATION AND COMMUNICATION

1.   The Connection Client shall inform MHB FS:

     1.1. of possible reasons of purchase exclusion (Section 1 paragraphs 4 and 5), and special verbal or written agreements concerning MHB FS'S interest as to the receivables sold.

     1.2. of negative information that reaches him about a customer's creditworthiness, especially in case of canceling or lowering an existing credit insurance limit as well as of any objections or exceptions of a customer against his obligation to pay or if the customer impugns his obligation to pay for other reasons. The Connection Client shall voice his opinion at the same time about the objections presented. The Connection Client shall immediately attend to any notification of defects.

     1.3. if the customer has counterclaims against the Connection Client or claims to have them.


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     1.4. if MHB FS's rights to the receivables purchased or to transferred rights or securities are compromised or endangered by actions of third parties or other events, such as deterioration of assets or suspension of payments.

2. As soon as third parties execute the receivables purchased, the Connection Client will immediately send MHB FS a copy of the forfeiture order as well as all other documents necessary for an intervention against the levy of execution. He shall inform the execution creditor immediately in writing of MHB FS'S rights.

3. The Connection Client obliges himself to pass information, proofs and documents to MHB FS upon request, which MHB FS deems necessary for asserting the receivables purchased and rights and securities transferred, and support MHB FS to the extend possible against claims of third parties.

                       SECTION 9 OBLIGATION OF DISCLOSURE

1. MHB FS will treat the assignment of receivables confidentially. They have the right to obtain balance confirmations at random directly from the Connection Client after notification, and to disclose the transfer of the receivables in question in this context. MHB FS has the right at own discretion, to request at any time the disclosure of receivables transfers from the Connection Client or to communicate the disclosure to the customers. The Connection Client bears the costs of the disclosure.

2. Notwithstanding the ruling from paragraph 1, the Connection Client shall disclose the transfer of a receivable upon MHB FS's first request, if the customer has not paid within 10 days after the due date without raising objections or exceptions.

3. The Connection Client shall also proceed to the disclosure when he learns of facts that allow conclusions about the customer's inability to pay (e.
     g. note protest, insolvency reports).

4. The Connection Client shall notify the customer of the transfer upon MHB FS's first request within 10 days after the deadline named in paragraph 2 or after his knowledge of the circumstances named in paragraph 3 and substantiate the notification of transfer to MHB FS.

5. The Connection Client shall deliver to MHB FS upon request in each case a number of transfer forms signed in blank corresponding to the number of customers.

               SECTION 10 RIGHT TO REPURCHASE, REVERSE ASSIGNMENT

1. Upon the Connection Client's request, MHB FS is obliged to offer him acquired receivables for repurchase. Nevertheless, only the repurchase of all receivables against one customer can be requested.


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2.   The Connection Client owes MHB FS a purchase price for the repurchased receivables by him in the amount of each account receivable against the customers minus a discount that is computed for a period between the date of the repurchase and the next previewed cutoff date or the due date of the receivable, whichever comes first; the discount is decisive in the amount at which it was computed on the last cutoff date.

3.   The purchase price is due when executing the repurchase.

4. MHB FS will transfer the repurchased receivables and securities transferred to them according to Section 6 back to the Connection Client versus payment of the purchase price.

                    SECTION 11 ADMINISTRATION OF RECEIVABLES

1. The Connection Client is authorized until revocation by MHB FS and obliged to them, to keep the total debtor books of the receivables listed in the inventory lists of receivables (purchased or not) and to carry out the collection procedure. This obligation includes:

     1.1. the monthly listing of all accounting movements,

     1.2. dunning and legal enforcement of receivables, also in del credere cases,

     1.3. the customary supervision of debtors (e.g. control of available conditions and payment schedules).

2. MHB FS has the right to disclose the receivable data to a trustworthy professional with the goal of risk review of portfolios.

3. MHB FS reserves the right to own legal prosecution. In any case, the expenses for legal prosecution are charged to the Connection Client. The Connection Client will support MHB FS to his best knowledge and free of charge in the recovery of claims.

4. MHB FS duns and collects the receivables, if necessary. If, upon the Connection Client's request, MHB FS desists from collecting a receivable, MHB FS can request exemption from liability according to Section 5 paragraph 1 of the contract.

5. The Connection Client is obliged to orderly fulfill his tax obligations, especially payment of turnover tax amounts withheld by him from the collected receivables. MHB FS has the right to substantiate this obligation by adequate measures, in a given case, also through inquiry at the tax administration. The claim to this substantiation is justified by the obligations of Section 13c of the Value Added Tax Act.

6. The Connection Client will keep the documents required by commercial and tax laws for MHB FS in accordance with the legal rulings.


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7.   The Connection Client will transfer to MHB FS income not accountable according to Section 3 paragraph 3 that reach him or a third party on his behalf.

8. To the extent, due to the Connection Client's monthly invoicing, immediate payment of revenue from collections not accounted is not possible, then MHB FS has no claims for delay.

9. If MHB FS declares revocation according to paragraph 1, the following applies to beginning at the time of arrival of the declaration of revocation with the Connection Client:

     9.1. In case of payments by check the ownership of these papers passes on to MHB FS, as soon as the Connection Client acquires them;

     9.2. If payments are carried out by bills of exchange, the Connection Client assigns the rights thereof in advance to MHB FS;

     9.3. The delivery of check and bill of exchange is substituted by the Connection Client's keeping them for the time being for MHB FS free of charge, or, if he is not in their immediate possession, he assigns the claim for delivery against third parties to MHB FS in advance. He will endorse the documents and deliver them immediately to MHB FS.

     9.4. The Connection Client delivers to MHB FS the electronic data processing media on which names, addresses and receivables against customers are saved, in advance in the case of revocation. The transfer of these media is substituted by the Connection Client's keeping them for the time being for MHB FS free of charge, or, if he is not in their immediate possession, he assigns the claim for delivery against third parties to MHB FS in advance. Section 6 paragraph 4 is valid accordingly.

     9.5. Collection revenue that reaches the Connection Client after declared revocation must be transferred immediately, with all proofs of payment, to MHB FS. With the arrival of the declaration of revocation at the Connection Client, Section 3 paragraph 3 is no longer valid.

                      SECTION 12 BALANCE SHEET, BOOKKEEPING

1. The Connection Client shall provide to MHB FS all requested information about his economic situation and make available all documents necessary to clearly and timely assess the economic situation. During the term of this agreement the Connection Client shall submit to MHB on a regular basis the relevant documents signed and dated. These documents in particular include the audited or approved financial statement including supplement and situation report as well as the consolidated financial statement each with business report and audit report. Should the submission of the documents not be possible within nine month after the end of the business year, the Connection Client will provide preliminary drafts of them (e.g.


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     preliminary or interim financial statement). MHB FS shall have the right to forward the documents to the financing bank.

2. In case the Connection Client does not perform his obligation to disclose his economic situation MHB FS shall have the right to extraordinarily terminate this agreement. MHB FS will duly take into consideration the Connection Client's interests.

3. The Connection Client undertakes to inform MHB FS during the term of this agreement and without undue delay about all relevant circumstances in connection with the financing of the Hayes Lemmerz group and the parent company Hayes Lemmerz International Inc, to the extent, however, that the aggregate amount of the respective credit debt or other financial debt exceeds the amount of EUR 5,000,000.00 or the equal amount in a different currency. A relevant circumstance shall be assumed in particular if credit debts or other financial debts are not paid when due, or if the maturity of such debts has been or may be upon request accelerated any time (reason for termination or event of default).

4. MHB FS and/or the financing bank have the right to inspect the Connection Client's books and other documents for the purpose of examining the receivables purchased and rights and securities transferred to them by the Connection Client, or to have them examined by an accountant sworn to secrecy and to be informed about the results of such inspection. The Connection Client will present at least once a year a confirmation from his auditor (certified public accountant) within the framework of year-end audit, as a random check adequate to the volume of receivables, of the existence of receivables sold, in truth and fairness of the debtors' administration, the legal effectiveness of the cession, payment routings and guarantees.

              SECTION 13 DURATION OF CONTRACT, RIGHT TO RESCISSION

1. This contract is valid for the time being. It can be rescinded by both parties with a three months notice to the end of the month.

2. Each party of the contract has the right to rescind this contract without notice for important reasons, especially if the other party culpably violates an essential obligation of this contract despite reminders in writing.

3. MHB FS has the right to rescind this contract without notice, especially if:

     3.1. the Connection Client stops his payments;

     3.2. the Connection Client's financial circumstances worsen significantly or a considerable danger to his assets arises;

     3.3. an insolvency proceeding has been filed about the Connection Client's assets or a proceeding for an affidavit according to Section 807 of the Civil Procedural


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          Code has been initiated or if bills of exchange have been protested due to lack of payment;

     3.4. the legal or supervisory bases change in such a way that the execution of purchase of receivables has no economic or legal grounds.

4. A purchase of receivables executed at the date of rescission will be transacted according to the agreements of his contract and the receivable purchase contract, unless a different ruling is agreed upon by the parties.

5. MHB FS has the right to totally or temporarily stop the purchase even without canceling the contract. For transactions of receivables already sold, paragraph 4 is applicable analogically.

                  SECTION 14 TRANSFER OF RIGHTS AND OBLIGATIONS

1. With the Connection Client's consent, MHB FS has the right to transfer the obligations and rights of this contract to another corporation. The Connection Client's claims from this contract are not assignable.

2. MHB FS has the right to assign the receivables assigned to them as well as all other rights and claims of this agreement and/or receivables purchase contracts or modification clauses, to third parties, in the framework of refinancing.

                           SECTION 15 PARTIAL NULLITY

1. Should one clause or parts thereof from this contract be or become ineffective, the validity of the remaining clauses shall be untouched.

2. The parties entering into this contract are obliged to substitute the ineffectual clause by one that is economically closest to it.

                                SECTION 16 COSTS

Expenses in connection with each one of the receivables, their sale and use and legal expenses and those out of court, turnover tax, etc. (however, not corporate tax, trade tax or other personal taxes) and other expenses are borne by the Connection Client, not including the costs for executing this contract and the receivables purchase contract to be entered into within its framework.

                             SECTION 17 WRITTEN FORM

Amendments or addenda to this contract can be made only in writing.

                             SECTION 18 JURISDICTION

The jurisdiction for all disputes resulting from this contract is the seat of MHB FS.


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Konigswinter, ...                       Eschborn, ...

/s/ Juan Lorenzo-Morcillo               /s/ Dr. Uwe-Peter Hastedt
-------------------------------------   ----------------------------------------
(Hayes Lemmerz Werke GmbH)              (MHB Financial Services GmbH & Co. KG)


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